Exhibit 32.02
Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of this Annual Report on Form 10-K/A (the “Report”) of Benihana Inc. (“Registrant”), the undersigned hereby certifies, to such officer’s knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: July 25, 2011

/s/ Gene R. Baldwin
Gene R. Baldwin
Interim Chief Financial Officer